Exhibit 99.(a)(2)

AMENDED AND RESTATED

DECLARATION OF TRUST

of

KRANESHARES TRUST

a Delaware Statutory Trust

Principal Place of Business:

1270 Avenue of the Americas

22nd Floor

New York, New York 10020

AMENDED AND RESTATED DECLARATION OF TRUST

OF

KRANESHARES TRUST

This AMENDED AND RESTATED DECLARATION OF TRUST is made as of June 7, 2017 by the Trustees to continue KraneShares Trust (the “Trust”) as a Delaware statutory trust for the investment and reinvestment of funds contributed to the Trust by investors. The Trustees declare that all money and property contributed to the Trust shall be held and managed pursuant to this Declaration of Trust. The name of the Trust continued by this Declaration of Trust is “KraneShares Trust.”

The Trust was created as a Delaware statutory trust under the Delaware Act (as defined below) pursuant to that certain Declaration of Trust effective at all times since February 3, 2012 (“Initial Declaration of Trust”), and the filing of the Certificate of Trust of the Trust. The Initial Declaration of Trust is hereby amended and restated in its entirety as set forth in this Declaration of Trust. The Trust shall continue to constitute a statutory trust under the Delaware Act and this Declaration of Trust shall constitute the governing instrument of the Trust.

ARTICLE I.

Name and Definitions

Section 1. Name. This trust shall be known as “KRANESHARES TRUST” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a) “Trust” means “KraneShares Trust”, the Delaware statutory trust established under the Delaware Act by the Initial Declaration of Trust and the filing of the certificate of trust in the Office of the Secretary of State of Delaware and continued by this Declaration of Trust, as amended from time to time;

(b) “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust;

(c) “Trustees” refers to the persons who have signed this Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as Trustees hereunder;

(d) “Shares” means the shares of beneficial interest into which the beneficial interest of each Series of the Trust or class thereof shall be divided from time to time and includes fractions of Shares as well as whole Shares;

(e) “Shareholder” means a record owner of outstanding Shares;

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(f) “Person” means and includes individuals, corporations, partnerships, limited liability companies, trusts, foundations, plans, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

(g) “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees;

(h) “Commission” has the meaning given it in Section 2(a)(7) of the 1940 Act;

(i) “Principal Underwriter” has the meaning given it in Section (2)(a)(29) of the 1940 Act;

(j) “Declaration of Trust” shall mean this Amended and Restated Declaration of Trust, as amended or restated from time to time;

(k) “By-Laws” shall mean the By-Laws of the Trust as amended from time to time;

(l) “Interested Person” has the meaning given it in Section 2(a)(19) of the 1940 Act;

(m) “Investment Adviser” or “Adviser” means a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 8(a) hereof;

(n) “Series” refers to each Series of Shares established and designated under or in accordance with the provisions of Article III;

(o) “Board of Trustees” means such individuals, as a group, who from time to time constitute the Trustees; and

(p) “Delaware Act” refers to the Delaware Statutory Trust Act, as it may be amended from time to time.

ARTICLE II.

Purpose of the Trust

The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series investing primarily in securities and other instruments and rights and to exercise all of the powers and privileges granted to a statutory trust formed under the laws of the State of Delaware and a management investment company registered under the 1940 Act, now or hereafter in force.

ARTICLE III.

Shares

Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, without par value. All Shares issued hereunder shall be fully paid and non-assessable. The Trustees may authorize the division of Shares into separate Series and the division of Series into separate classes of Shares. The different Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees. If only one Series shall be established, the Shares shall have the rights and preferences provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein.

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Subject to the provisions of Article III, Section 6, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares of any Series shall be entitled to receive dividends, when, if, and as declared with respect thereto in the manner provided in Article VI, Section 1 hereof. No Share shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions of the Trust or otherwise. All dividends and distributions shall be made ratably among all Shareholders of a Series (or class) from the assets held with respect to such Series according to the number of Shares of such Series (or class) held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination of the Trust, as the case may be. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series. The Trustees may from time to time divide or combine the Shares of a Series into a greater or lesser number of Shares of such Series without thereby materially changing the proportionate beneficial interest of such Shares in the assets held with respect to that Series or materially affecting the rights of Shares of any other Series.

Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series. No certificates evidencing the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series (or class) and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series and as to the number of Shares of each Series held from time to time by each Shareholder.

Section 3. Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. Each investment shall be credited to the Shareholder’s account in the form of full and fractional Shares of the Trust, in such Series (or class) as the purchaser shall select, at the net asset value per Share next determined for such Series (or class) after receipt of the investment; provided, however, that the Trustees may, in their sole discretion, impose a sales charge or transaction fee upon investments in the Trust.

Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument and the By-Laws of the Trust. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof. The death of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle such representative only to the rights of said deceased Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle a Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners or joint venturers. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time agree to pay. The Shares shall not entitle the Shareholder to preference, preemptive, appraisal, conversion, or exchange rights (except as specified in this Declaration of Trust or as specified by the Trustees when creating the Shares). Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law.

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Section 5. Power of Board of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provision of this Declaration of Trust to the contrary, and without limiting the power of the Board of Trustees to amend this Declaration of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without Shareholder approval the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders and that Shareholder approval is not otherwise required by the 1940 Act or other applicable law. If, however, Shares have been issued, Shareholder approval shall be required to adopt any amendments to this Declaration of Trust that would adversely affect to a material degree the rights and preferences of the Shares of any Series (or class) already issued.

Section 6. Establishment and Designation of Shares. The establishment and designation of any Series (or class) of Shares shall be effective upon the adoption by a majority of the Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series (or class) whether directly in such resolution or by reference to another document including without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. Each such resolution shall be incorporated herein by reference upon adoption.

Shares of each Series (or class) established pursuant to this Section 6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

(a) Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a Series, including dividends and distributions paid by, and reinvested in, such Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes in absence of manifest error.

(b) Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each Series shall be charged with the liabilities of the Trust with respect to such Series and all expenses, costs, charges, and reserves attributable to such Series, and any general liabilities of the Trust that are not readily identifiable as being held in respect of a Series shall be allocated and charged by the Trustees to and among any one or more Series in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as “liabilities held with respect to” that Series. Each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes in absence of manifest error. All Persons who have extended credit that has been allocated to a particular Series, or who have a claim or contract that has been allocated to a Series, shall look exclusively to the assets held with respect to such Series for payment of such credit, claim, or contract. In the absence of an express agreement so limiting the claims of such creditors, claimants, and contracting parties, each creditor, claimant, and contracting party shall be deemed nevertheless to have agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the contractual relationship.

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(c) Dividends, Distributions, Redemptions, and Repurchases. No dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or of any Series (or class) with respect to, or any redemption or repurchase of, the Shares of any Series (or class) shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital and each such determination and allocation shall be conclusive and binding upon the Shareholders in absence of manifest error.

(d) Voting. All Shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series (or classes) on a one vote per whole Share (and a fractional vote for each fractional Share) basis; provided, however, if a matter to be voted on affects only the interests of certain Series (or class of a Series), then only the Shareholders of such affected Series (or class) shall be entitled to vote on the matter, separated by Series and, if applicable, by class, on the same one vote per each whole Share (and a proportional fractional vote for each fractional Share) basis.

(e) Equality. All the Shares of each Series shall represent an equal proportionate undivided interest in the assets held with respect to such Series (subject to the liabilities of such Series and such rights and preferences as may have been established and designated with respect to classes of Shares within such Series), and each Share of a Series shall be equal to each other Share of such Series.

(f) Fractions. Any fractional Share of a Series shall have proportionately all the rights and obligations of a whole Share of such Series, including rights with respect to voting, receipt of dividends and distributions and redemption of Shares.

(g) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange such Shares for Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Trustees.

(h) Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series.

(i) Elimination of Series or Class. At any time that there are no Shares outstanding of a Series or class, the Trustees may abolish such Series or class. Any particular Series or class shall be dissolved upon the occurrence of the applicable dissolution events set forth in Article VIII, Section 2.

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ARTICLE IV.

The Board of Trustees

Section 1. Number, Election and Tenure. The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees; provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). Subject to the requirements of Section 16(a) of the 1940 Act, the Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees and remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of competent jurisdiction, or is removed. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages or other payment on account of such removal. Any Trustee may be removed at any time by a vote of at least two-thirds of the number of Trustees prior to such removal. Shareholders shall have the power to remove a Trustee only to the extent provided by the 1940 Act and the rules and regulations thereunder.

Section 2. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Article IV, Section 1, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.

Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility including the power to engage in transactions of all kinds on behalf of the Trust. Trustees, in all instances, shall act as principals and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts, documents and instruments that they may consider desirable, necessary or appropriate in connection with the administration of the Trust. Without limiting the foregoing, the Trustees may: (i) adopt, amend, and repeal By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust; (ii) elect and remove such officers and appoint and terminate such agents as they consider appropriate; (iii) appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees who may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; (iv) employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a shareholder servicing agent, or both; (v) provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; (vi) retain one or more Investment Advisers; (vii) redeem, repurchase, and transfer Shares pursuant to applicable law; (viii) set record dates for the determination of Shareholders with respect to various matters; (ix) declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; (x) establish from time to time, in accordance with the provisions of Article III, Section 6 hereof, any Series of Shares, each such Series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purpose; and (xi) in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or shareholder servicing agent, Investment Adviser or Principal Underwriter.

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Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees and, unless otherwise specified herein or required by the 1940 Act or other applicable law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office or a majority of any duly constituted committee of Trustees. Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting if a majority of the members of the Board of Trustees or committee (as the case may be) consent thereto in writing or electronically, and the consents are filed with the minutes of the proceedings of the Board of Trustees, or committee, except as otherwise provided in the 1940 Act.

Without limiting the foregoing, the Trust shall have power and authority:

(a) To invest and reinvest cash and cash items, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of all types of securities, futures contracts and options thereon, and forward currency contracts of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers’ acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality or organization, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities, futures contracts and options thereon, swap agreements, forward currency contracts, and other derivatives, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

(c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(d) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

(e) To hold any security or property in a form not indicating that it is Trust Property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to the applicable provisions of the 1940 Act;

(f) To consent to, or participate in, any plan for the reorganization, consolidation, or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

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(g) To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

(h) To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust or a Series, or any matter in controversy, including but not limited to claims for taxes;

(i) To enter into joint ventures, general or limited partnerships, and any other combinations or associations;

(j) To borrow funds or other property in the name of the Trust or Series exclusively for Trust purposes;

(k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

(l) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary, desirable or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, administrators, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, administrator, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

(m) To adopt, establish, and carry out pension, profit sharing, share bonus, share purchase, savings, thrift, and other retirement, incentive and benefit plans, trusts, and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees, and agents of the Trust;

(n) To employ one or more banks, trust companies, or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Declaration or Trust or in the By-Laws;

(o) To interpret the investment policies, practices or limitations of any Series or class;

(p) To invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or of any other state) that is classified as a partnership for federal income tax purposes; and

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(q) To engage in any other lawful act or activity in which entities organized as Delaware statutory trusts may engage.

The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Trust, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Trust by the Delaware Act and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

Section 4. Litigation. To the maximum extent permitted by law, the Trustees shall have full power and authority, in the name and on behalf of the Trust or any Series, to engage in and to prosecute, defend, compromise, settle, abandon, or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust or any Series or arising out of or relating to the Trustees’ service to the Trust or any Series, and out of the assets of the Trust or the related Series to pay or to satisfy any liabilities, losses, debts, claims or expenses (including without limitation attorneys’ fees) incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, to dismiss or terminate any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any party, including a Shareholder in its own name or in the name of the Trust or the related Series, whether or not the Trust or any Series or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust. To the maximum extent permitted by law, any exercise of the power described herein shall be final, binding on all parties (including Shareholders), and judicially unreviewable.

Section 5. No Implied Duties or Responsibilities. Except to the extent required by mandatory provisions of applicable law, including the 1940 Act, and except as expressly stated herein, no Trustee or officer of the Trust shall owe a duty of any kind, including, without limitation, any common law fiduciary duty, to the Trust, the Shareholders, another Trustee or any other Person; provided that nothing in this Declaration of Trust shall be construed as eliminating the implied contractual covenant of good faith and fair dealing. To the extent that, at law (statutory or common) or in equity, a Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or any Series or class thereof, to the Shareholders or to any other person, a Trustee acting under this Declaration of Trust shall not be liable to the Trust, to the Shareholders or to any other person for his or her good faith reliance on the provisions of this Declaration of Trust. The provisions of this Declaration of Trust, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law (statutory or common) or in equity, shall apply to the Shareholders and all other persons affected by this Declaration of Trust to replace such other duties and liabilities of such Trustees; provided, however, that nothing in this Declaration of Trust shall be construed as eliminating the implied contractual covenant of good faith and fair dealing or liability for any act or omission that constitutes a bad faith violation thereof.

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Section 6. Payment of Expenses by the Trust. Subject to the provisions of Article III, Section 6(b), the Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or Series, or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series that may be established or designated pursuant to Article III, Section 6, all expenses, fees, charges, taxes, and liabilities incurred or arising in connection with the Trust or Series, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, Investment Advisers, Principal Underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

Section 7. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, incompetency, bankruptcy, removal, or death of a Trustee he or she shall automatically cease to have any such title in any of the Trust Property, and the title of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 8. Service Contracts.

(a) The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series with any Person; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Adviser to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments, and such other responsibilities as may specifically be delegated to such Person.

(b) The Trustees may also, at any time and from time to time, contract with any Persons, including any affiliate, appointing such Person(s) exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or classes) or other securities to be issued by the Trust. Every such contract may contain such other terms as the Trustees may determine.

(c) The Trustees are also empowered, at any time and from time to time, to contract with any Persons, appointing such Person(s) to serve as custodian(s), transfer agent(s) and/or shareholder servicing agent(s) for the Trust or one or more of its Series (or class). Every such contract shall comply with such terms as may be required by the Trustees.

(d) The Trustees are further empowered, at any time and from time to time, to contract with any Persons, including any affiliate, to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

(e) The fact that:

(i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, Investment Adviser, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization or for any parent or affiliate of any organization with which an advisory, management or administration contract, or Principal Underwriter’s or distributor’s contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

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(ii) any Person with which an advisory, management or administration contract or Principal Underwriter’s or distributor’s contract, or transfer, shareholder servicing or other type of service contract may be made also has an advisory, management or administration contract, or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other service contract, or has other business or interests with any other Person, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the applicable requirements of the 1940 Act.

(f) For the avoidance of doubt, Shareholders shall have no rights, privileges, claims or remedies under any contract or agreement entered into by the Trust or any Series thereof with any service provider or other agent to or contractor with the Trust or a Series thereof, including, without limitation, any third-party beneficiary rights, except as set forth explicitly in such contract or agreement.

ARTICLE V.

Shareholders’ Voting Powers and Meetings

Section 1. Voting Powers. Subject to the provisions of Article III, Sections 5 and 6(d), the Shareholders shall have right to vote only (i) for the election or removal of Trustees as provided in Article IV, Section 1, and (ii) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the By-Laws, the applicable provisions of the 1940 Act, or any registration statement of the Trust filed with the Commission, and (iii) on such other matters as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote as to any matter on which it is entitled to vote.

To the extent that the 1940 Act or Delaware law is amended by rule, regulation, order, or no-action letter to eliminate or limit Shareholders’ right to vote on any specific matter, the Shareholders’ right to vote shall be deemed to be amended, modified, or interpreted in accordance therewith without further approval by the Trustees or the Shareholders. Shares may be voted in person or by proxy or by any manner authorized by the Trustees. Unless the Trustees declare otherwise, proxies may be given by any electronic or telecommunications device, including telefax, telephone or through the Internet or any other means permissible under the Delaware Act, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy unless the Trustees specifically authorize other permissible methods of transmission. Until Shares of a Series are issued, the Trustees may exercise all of the rights of the Shareholders of such Series with respect to the Trust or such particular Series required or permitted by law or this Declaration of Trust and the By-Laws to be taken by Shareholders. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Section 2. Voting Power and Meetings. Meetings of the Shareholders may be called by the Trustees for the purposes described in Section 1 of this Article V. A meeting of Shareholders may be held at any place designated by the Trustees. Written or electronic notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by delivering personally, electronically, or mailing such notice not more than eleven (11) months, nor less than ten (10) days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder’s address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust, a written or electronic waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, or actual attendance at the meeting of Shareholders in person or by proxy, shall be deemed equivalent to such notice.

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Section 3. Quorum and Required Vote. Except as otherwise provided by the 1940 Act or in this Declaration of Trust, one-third of the outstanding Shares of each Series or class, or one-third of the outstanding Shares of the Trust, entitled to vote in person or by proxy shall constitute a quorum for the transaction of any business at a meeting with respect to such Series or class, or with respect to the entire Trust, respectively. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Subject to the provisions of Article III, Section 6(d) and the applicable provisions of the 1940 Act, when a quorum is present at any meeting, a majority of the Shares voted in person or by proxy shall decide any questions, except only a plurality vote shall be necessary to elect trustees. Where any provision of law or of this Declaration of Trust requires that the holders of any Series (or class) shall vote as a Series (or class) on the matter, the vote of a majority of the Shares of the Series (or class) voted in person or by proxy (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series (or class) is concerned. There shall be no cumulative voting in the election of Trustees.

Section 4. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if written or electronic consent to the action is filed with the records of the meetings of Shareholders by the holders of the number of votes that would be required to approve the matter as provided in Article V, Section 3. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 5. Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may fix a time, which shall be not more than eleven (11) months nor less than ten (10) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Trust after the record date. For the purpose of determining the Shareholders who are entitled to receive payment of any dividend or of any other distribution, the Trustees may fix a date, which shall be before the date for the payment of such dividend or distribution, as the record date for determining the Shareholders having the right to receive such dividend or distribution. Nothing in this Section 5 shall be construed as precluding the Trustees from setting different record dates for different Series.

ARTICLE VI.

Net Asset Value, Distributions, and Redemptions

Section 1. Determination of Net Asset Value, Net Income, and Distributions. Subject to Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe such bases and time for determining the per Share net asset value of the Shares of any Series (or class) and the declaration and payment of dividends and distributions on the Shares of any Series (or class), as they may deem necessary or desirable.

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Section 2. Redemptions and Repurchases. The Trust shall purchase such Shares as are offered for redemption in accordance with the conditions regarding the redemption of Shares as may be described in the applicable prospectus and in a manner consistent with the 1940 Act, the rules and regulations thereunder or by the SEC through exemptive, no-action, or other relief, upon receipt of a request in proper form, directed to the Trust or a Person designated by the Trust, that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize. The Trust will pay therefor the net asset value thereof, in accordance with the applicable provisions of the 1940 Act. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request for redemption is received in proper form or such later date as permitted by the 1940 Act, the rules and regulations thereunder or by the SEC through exemptive, no-action, or other relief. The obligation set forth in this Section 2 is subject to the provision that in the event the New York Stock Exchange (the “Exchange”) is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, or as may otherwise be permitted by the 1940 Act, such obligations may be suspended or postponed by the Trustees.

The redemption price may in any case or cases be paid in cash or wholly or partly in kind. Subject to the foregoing, the fair value, selection, and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

Section 3. Redemptions at the Option of the Trust. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including, but not limited to: (i) the determination of the Trustees that direct or indirect ownership of Shares of any Series has or may become concentrated in such Shareholder to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto) (the “Code”); (ii) the failure of a Shareholder to supply a tax identification number if required to do so, or to have the minimum investment required (which may vary by Series or class); (iii) the Shareholder’s account balance, due to redemptions, falls below the minimum investment amount as described in the applicable Series’ prospectus; or (iv) the failure of a Shareholder to pay when due for the purchase of Shares issued to him. Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

ARTICLE VII.

Compensation and Limitation of Liability

Section 1. Compensation of Trustees. Trustees who are not Interested Persons of the Trust shall be entitled to reasonable compensation from the Trust, and the Board of Trustees may fix the amount of such compensation from time to time.

Section 2. Indemnification and Limitation of Liability. A Trustee, when acting in such capacity, shall not be personally liable to any Person, other than the Trust, to the extent provided in this Article VII, for any act, omission, or obligation of the Trust, of such Trustee, or of any other Trustee. A Trustee shall be liable to the Trust solely for his or her own willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Investment Adviser, or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. The Trust shall indemnify each Person who is, or has been, a Trustee, officer, employee or agent of the Trust, any Person who is serving or has served at the Trust’s request as a Trustee, officer, trustee, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

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Subject to applicable federal law, expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Section 1.1 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 1.1.

All persons extending credit to, contracting with or having any claim against the Trust or the Trustees, officers, employees or agents of the Trust shall look only to the assets of the appropriate Series, or, if the Trustees have yet to establish Series, of the Trust for payment under such credit, contract or claim; and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or Trustees or by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a limitation on the liability of each Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust or by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

Section 3. Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers hereunder shall be binding upon everyone interested in or dealing with the Trust. A Trustee shall be liable to the Trust solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable to the Trust or any Person for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Subject to the provisions of this Article VII, each Trustee, in the performance of his or her duties, shall be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the records, books and accounts of the Trust or, as applicable, any Series, upon an opinion or other advice of legal counsel, or upon reports made or advice given to the Trust or, as applicable, any Series, by any Trustee or any of its officers employees or a service provider selected with reasonable care by the Trustees or officers of the Trust, regardless of whether the person rendering such report or advice may also be a Trustee, officer or employee of the Trust or, as applicable, any Series.

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Section 4. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify him or her against such liability under the provisions of this Article VII.

Section 5. Trustee Qualifications and Experience. The appointment or designation (including in any proxy or registration statement or other document) of a Trustee as an expert on any topic or in any area, or as having experience, attributes or skills in any area, or any other appointment, designation or identification, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special attributes, skills, experience or expertise, or is appointed, designated, or identified as aforesaid, shall be held to a higher standard of care by virtue thereof.

ARTICLE VIII.

Miscellaneous

Section 1. Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 2. Termination of Trust or Series.

(a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of a majority of the Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series or class may be terminated at any time by vote of a majority of the Shares of that Series or class entitled to vote, or by the Trustees by written notice to the Shareholders of that Series or class.

(b) Upon the requisite Shareholder vote or action by the Trustees to terminate the Trust or any one or more Series of Shares or any class thereof, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series of any class thereof as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust or of the affected Series or class to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or classes involved, ratably according to the number of Shares of such Series or class held by the several Shareholders of such Series or class on the date of distribution. Thereupon, the Trust or any affected Series or class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust or such Series or class shall be canceled and discharged.

(c) Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Act.

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Section 3. Merger, Consolidation, and Reorganization.

(a) Notwithstanding anything else herein, the Trustees may, without Shareholder vote or approval, unless such approval or vote is required by applicable federal and state law, (i) cause the Trust to convert or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a segregated portfolio of assets (“Series”) of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger, reorganization or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof, to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such conversion, merger, reorganization, or consolidation, it may succeed to or assume the Trust’s registration under the 1940 Act and that, in any case, it is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession, or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust or any Series or class to another Series or class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is an open-end management investment company under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, may succeed to or assume the Trust’s registration under the 1940 Act, for adequate consideration as determined by the Trustees which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Series or class, and which may include Shares of such other Series or class of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof), or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Series or class thereof. Any agreement of merger, reorganization, consolidation or conversion or exchange or certificate of merger, certificate of conversion or other applicable certificate may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may effect any amendment to this Declaration of Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

Section 4. Amendments. Except as specifically provided herein, the Trustees, without Shareholder vote, may amend or otherwise supplement this Declaration of Trust by making an amendment, a Declaration of Trust supplemental hereto, or an amended and restated declaration of trust. Any such restatement, amendment and/or supplement hereto shall be effective immediately upon execution and approval. Shareholders shall have the right to vote (i) on any amendment which would affect their right to vote granted in Section 1 of Article V hereof, (ii) on any amendment to this Section 4 of Article VIII, (iii) on any amendment as may be required by law, and (iv) on any amendment submitted to the Shareholders by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Series (or class) shall be authorized by vote of the Shareholders of each Series (or class) affected and no vote of Shareholders of a Series (or class) not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to indemnification referred in Article VII, Section 2 hereof with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable, any such restatement, amendment and/or supplement shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

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Section 5. Filing of Copies, References, Headings. The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendment, references to this instrument, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original. Except as required by applicable law, no other documents, statements or information, such as the Trust’s registration statement, as amended from time to time, modify the provisions of this Declaration of Trust and shall not give rise to any rights or duties hereunder. To the maximum extent permitted by law, the Trust’s public filings, including its registration statement, as amended from time to time, shall not give rise to any contractual or other types of rights or duties, but such documents may expressly describe any rights or duties.

Section 6. Applicable Law and Venue. The Trust set forth in this Declaration of Trust is made in the State of Delaware, and the Trust and this Declaration of Trust, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, any Series, the Trustees or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust. The Trust shall be of the type commonly called a Delaware statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

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Any suit, action or proceeding brought by or in the right of any Shareholder or any person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, related to, or in connection with, this Declaration of Trust or the Trust, any Series (or class) or any Shares, including without limitation any claim of any nature against the Trust, any Series (or class), the Trustees or officers of the Trust, or a service provider shall be brought exclusively in the Delaware Court of Chancery to the extent that court has subject matter jurisdiction over the action and/or claims asserted and otherwise in the courts of the State of Delaware to the extent there is subject matter jurisdiction in those courts for the claims asserted, and all Shareholders and other such persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other such persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such person at the address shown on the books and records of the Trust or any Series for such person or at the address of the person shown on the books and records of the Trust or the applicable Series with respect to the Shares that such person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware.

Section 7. Provisions in Conflict with Law or Regulations.

(a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 8. Derivative Actions.

(a) To the maximum extent permitted by law, no Shareholder or group of Shareholders shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any Series (or class) without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. To the maximum extent permitted by law, such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the plaintiff makes a specific showing that such demand is not likely to succeed and irreparable nonmonetary injury to the Trust or Series (or class) that the plaintiff could not reasonably have prevented would otherwise result. To the maximum extent permitted by law, a demand on the Trustees shall only be deemed not likely to succeed if a majority of the Trustees, or a majority of any committee established to consider the merits of the action, are Interested Persons. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder(s) to support the allegations made in the demand. Such demand shall also be executed by or on behalf of no fewer than three complaining Shareholders, each of which shall be unaffiliated and unrelated to an other complaining Shareholder executing such demand. The Trustees shall consider such demand within a time frame that the Trustees in their discretion consider reasonable and appropriate. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or a Series (or class), as appropriate. To the maximum extent permitted by law, any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such action, proceeding or claim, or to submit the matter to a vote of Shareolders, shall be final and binding upon the Shareholders, and judicially unreviewable. Any such derivative actions are subject to the provisions of this Section.

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(b) To the maximum extent permitted by law, no Shareholder (or group of Shareholders) may bring or maintain a direct action or claim claiming injury as a Shareholder (or Shareholders) of the Trust, or any Series (or class), when the matters alleged (if true) would give rise to a claim by the Trust or by the Trust on behalf of a Series (or class) thereof or the Trustees, other than a direct action or claim that the Shareholder (or group of Shareholders) has suffered an injury distinct from that suffered by Shareholders of the Trust or the Series (or class) thereof generally, unless the Shareholder (or group of Shareholders) has obtained authorization from the Trustees to bring the action or claim. Further, to the maximum extent permitted by law, no Shareholder (or group of Shareholders) may bring or maintain a direct action or claim against the Trust or any Series (or class) thereof or the Trustees predicated upon an express or implied right of action under this Declaration of Trust or the 1940 Act (excepting rights of action permitted under Section 36(b) of the 1940 Act), nor shall any Shareholder (or group of Shareholders) who is similarly situated to one or more other Shareholders with respect to the alleged injury, have the right to bring such an action or claim, unless the Shareholder (or group of Shareholders) has obtained authorization from the Trustees to bring the action or claim. To the maximum extent permitted by law, the requirement of auhorization under this paragraph shall not be execused under any circumstances (excepting rights of action permitted under Section 36(b) of the 1940 Act), including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed action, proceeding or claim and the essential facts relied upon by the Shareholder (or group of Shareholders) to support the allegations made in the request. The Trustees shall consider such request within a time frame that the Trustees in their discretion consider reasonable and appropriate. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or Series (or class) thereof, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the Shareholder (or group of Shareholders).

A Shareholder bringing a direct action or claim must be a Shareholder of the Series (or class) thereof to which the direct action or claim relates at the time of the injury complained of, or acquire the Shares afterwards by operation of law from a person who was a Shareholder at that time.

(c) To the maximum extent permitted by law, each Shareholder acknowledges and agrees that any alleged injury to Trust Property or assets belonging to a Series, as the case may be, any diminution in the value of the Shareholder’s shares, or any other claim arising out of or relating to an allegation regarding the actions, inaction, or omissions of or by the Trustees, the Trust’s officers, or a service provider is a legal claim belonging only to the Trust and not to the Shareholders individually. Accordingly, all Shareholders agree to bring any and all such claims pursuant only to the provisions of this Section.

(d) In addition to satisfying the requirements set forth in this Declaration of Trust and any requirements applicable to shareholders of Delaware statutory trusts that are not inconsistent with the terms of this Declaration of Trust, a Shareholder or Shareholders may bring a derivative action on behalf of the Trust only if the following conditions are met:

(i) A Shareholder or Shareholders eligible to bring such derivative action must collectively hold Shares representing ten percent (10%) or more of the all Shares issued and outstanding or of the Series (or class) to which such action relates if it does not relate to all Series (or classes); and

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(ii) The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholder(s) making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

(e) For purposes of this Section, the Trustees may designate a committee to consider a Shareholder demand. Such committee shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholder(s) making such request to reimburse the Trust for the expense of any such advisers in the event that the committee determines not to bring such action.

Section 9. Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Act, and thereby to create only the relationship of trustee and beneficial owners within the meaning of such Act between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, joint venture, or any form of legal relationship other than a statutory trust pursuant to such Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 10. Applicability of 1940 Act and Registration Statement. The Trustees acknowledge that this Declaration of Trust is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Trust’s registration statement that affect numerous aspects of the conduct of the Trust’s business and of the rights, privileges, and obligations of the Shareholders. Each provision of this Declaration of Trust shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and such registration statement.

Section 11. Trustees May Resolve Ambiguities. The Trustees may construe any of the provisions of this Declaration of Trust insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, has executed this Declaration of Trust as of June 7, 2017.

For and on behalf of KRANESHARES TRUST,

/s/ Jonathan Krane
Jonathan Krane

/s/ John Ferguson
John Ferguson

/s/ Matthew Stroyman
Matthew Stroyman

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